UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland (State or other Jurisdiction of Incorporation)	001-34877 (Commission File Number)	27-1925611 (IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO (Address of Principal Executive Offices)	80265 (Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2013, CoreSite One Wilshire, L.L.C. (“CoreSite OW”), a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) and a subsidiary of CoreSite Realty Corporation (the “Company”), entered into the Fourth Amendment to Lease with Hines REIT One Wilshire L.P. (“Hines”) (the “Fourth Amendment”), which further amended the terms of the Lease, dated as of August 1, 2007, by and between Hines, as landlord, and CoreSite OW, as tenant (the Lease together with the Fourth Amendment and all prior amendments, collectively, the “Lease”).  The Lease relates to the Company’s continuing real estate operations (the “CoreSite Premises”) at 624 S. Grand Avenue, Los Angeles, California.

In connection with the consummation of the Fourth Amendment, CoreSite OW and Hines (i) specified the amount of building and generator electrical power (“Power”) to be made available by Hines to the CoreSite Premises, including the specification of certain power infrastructure to be dedicated exclusively to the CoreSite Premises; (ii) extended the term of the Lease with respect to approximately 117,000  rentable square feet of the CoreSite Premises from July 31, 2017, to July 31, 2022, with an option for CoreSite OW to so extend with respect to all of the CoreSite Premises, (iii) provided for a cash allowance by Hines to CoreSite OW in the amount of approximately $1.2 million for capital expenditures at the CoreSite Premises, and (iv) modified various other terms and provisions of the Lease.

CoreSite OW subleases  approximately 10,848 rentable square feet of the CoreSite Premises from Hines REIT One Wilshire Services, Inc. (“Hines Services”) pursuant to the Lease dated as of August 1, 2007, by and between Hines Services, as sublandlord, and CoreSite OW, as subtenant (the “Sublease”).  Concurrently with the consummation of the Fourth Amendment, the Sublease was amended by execution of the First Amendment to Sublease dated as of January 9, 2013, between Hines Services and CoreSite OW (the “Sublease Amendment”) in order to extend the term of the Sublease from July 31, 2017, to July 31, 2022, and, among other things, specify the amount of Power to be made available to the premises governed by the Sublease.

The rent paid by CoreSite OW under the Lease and the Sublease remains unchanged, subject to 3% annual increases through the extended term and any further extension periods, and CoreSite OW holds options to extend the term with respect to the CoreSite Premises through July 31, 2037.

The summary set forth above is qualified in its entirety by reference to the Fourth Amendment to Lease, dated as of January 9, 2013, and the First Amendment to Sublease, dated as of January 9, 2013, attached as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

10.1	Fourth Amendment to Lease, dated as of January 9, 2013, by and between Hines REIT One Wilshire L.P. and CoreSite One Wilshire, L.L.C. (formerly known as CRG West One Wilshire, L.L.C.).

10.2	First Amendment to Sublease, dated as of January 9, 2013, by and between Hines REIT One Wilshire Services, Inc. and CoreSite One Wilshire, L.L.C. (formerly known as CRG West One Wilshire, L.L.C.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2013	CoreSite Realty Corporation

	By:	/s/ Jeffrey S. Finnin
Name: Jeffrey S. Finnin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Fourth Amendment to Lease, dated as of January 9, 2013, by and between Hines REIT One Wilshire L.P. and CoreSite One Wilshire, L.L.C. (formerly known as CRG West One Wilshire, L.L.C.).

10.2	First Amendment to Sublease, dated as of January 9, 2013, by and between Hines REIT One Wilshire Services, Inc. and CoreSite One Wilshire, L.L.C. (formerly known as CRG West One Wilshire, L.L.C.).